EXHIBIT 12
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                                              WEINGARTEN REALTY INVESTORS
                              COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                   TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                (AMOUNTS IN THOUSANDS)

                                                            Three Months Ended        Nine Months Ended
                                                              September 30,             September 30,
                                                          ----------------------    ----------------------
                                                             1999        1998          1999       1998
                                                          ----------  ----------    ----------  ----------
Net income available to common shareholders . . . . . . . $  14,562   $  14,304     $  42,260   $  40,316

Add:
Portion of rents representative of the interest factor. .       363         207           692         609
Interest on indebtedness. . . . . . . . . . . . . . . . .     8,155       8,479        23,679      24,899
Preferred dividends . . . . . . . . . . . . . . . . . . .     5,010       1,395        14,583       3,364
Amortization of debt cost . . . . . . . . . . . . . . . .        86          87           260         279
                                                          ----------  ----------    ----------  ----------
    Net income as adjusted. . . . . . . . . . . . . . . . $  28,176   $  24,472     $  81,474   $  69,467
                                                          ==========  ==========    ==========  ==========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . $   8,155   $   8,479     $  23,679   $  24,899
Capitalized interest. . . . . . . . . . . . . . . . . . .       890         361         2,145       1,010
Preferred dividends . . . . . . . . . . . . . . . . . . .     5,010       1,395        14,583       3,364
Amortization of debt cost . . . . . . . . . . . . . . . .        86          87           260         279
Portion of rents representative of the interest factor. .       363         207           692         609
                                                          ----------  ----------    ----------  ----------
    Fixed charges . . . . . . . . . . . . . . . . . . . . $  14,504   $  10,529     $  41,359   $  30,161
                                                          ==========  ==========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . .      1.94        2.32          1.97        2.30
                                                          ==========  ==========    ==========  ==========


Net income available to common shareholders . . . . . . . $  14,562   $  14,304     $  42,260   $  40,316
Depreciation and amortization . . . . . . . . . . . . . .    12,554      10,406        35,544      30,519
(Gain) loss on sales of property and securities . . . . .         5        (347)           60        (417)
Extraordinary charge (early retirement of debt) . . . . .                                 149       1,392
                                                          ----------  ----------    ----------  ----------
    Funds from operations . . . . . . . . . . . . . . . .    27,121      24,363        78,013      71,810
Add:
Portion of rents representative of the interest factor. .       363         207           692         609
Preferred dividends . . . . . . . . . . . . . . . . . . .     5,010       1,395        14,583       3,364
Interest on indebtedness. . . . . . . . . . . . . . . . .     8,155       8,479        23,679      24,899
Amortization of debt cost . . . . . . . . . . . . . . . .        86          87           260         279
                                                          ----------  ----------    ----------  ----------
    Funds from operations as adjusted . . . . . . . . . . $  40,735   $  34,531     $ 117,227   $ 100,961
                                                          ==========  ==========    ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . .      2.81        3.28          2.83        3.35
                                                          ==========  ==========    ==========  ==========
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